EXHIBIT 10.3

Digital Book Distribution Agreement (the “Agreement”)
Dated as of May 1, 2013 By and Between
Gerald Posner (“Author” or “you”)
and
Satya ePublishing, Inc. (the “Company”, “we” or “us”)

The Parties hereby agree as follows:

1.   Certain Definitions:

The following capitalized terms shall have the following meanings for purposes of this Agreement:

(a) "Authorized Artwork" means any artwork relating to Authored Works that you provide to us. All such artwork will be deemed to have been properly cleared and/or licensed by you for all purposes, unless you provide us with written notice to the contrary.

(b) "Authored Works" means print, text, associated artwork and underlying works associated with the book,“The Third Man: Was There Another Bomber in Oklahoma City”, which Author has designated for digital distribution by the Company.

(c) "Copyright Management Information" means the digital information conveying information regarding Digital Literature Products, such as your name, the title of the applicable published work and the publishing name, “Satya ePublishing”.

(d) "Digital Literature Product" means a copy or copies of Authored Works in digital and electronic form.

(e) "Licensee" means any third party licensee, by way of example, Apple iBooks, Amazon, or others that we may authorize to carry out the marketing, distribution and sale or other use of Authored Works and Authorized Artwork pursuant to the terms of this Agreement.

(f) "Territory" means the Universe.

2.   Authorization:

On the terms and subject to the conditions of this Agreement, Author hereby appoints the Company as its authorized representative on an exclusive basis for the sale and other distribution of the Authored Works, as defined below, and to our licensees (herein each a "Licensee") the non-exclusive right, during the Term and throughout the Territory, to:

(a) Reproduce, format, and convert the Authored Works into Digital Literature Products;

(b) Distribute and make available, for promotional purposes and without remuneration to You, portions of the Authored Works ("Samples") in any form of media, including but not limited to digital media, printed media and audio, to promote the license, sale and distribution of Digital Literature Products;

(c) Promote, sell, license, distribute, and deliver Digital Literature Products and associated metadata to purchasers and resellers who may use such Digital Literature Products in accordance with usage rules approved by us and pursuant to any limitations imposed by your distribution preferences (e.g., only sales of permanent digital files);

(d) Use and authorize others to license the use of and sale of Authored Works in connection with all manner of e-Book and audiobook services, such as, but not limited to, sales or licenses of Digital Literature Products as permanent digital files, digital files made available via subscription services, digital files made available via library services, audio downloads and streams (including, without limitation, permanent downloads, conditional downloads, and streams to mobile devices), and re-installs to customers who have previously purchased a specific Digital Literature Product;

(e) Make available and authorize Licensees (including, but not limited to, Amazon and Apple iBooks) to make available Authored Works in all territories in which Licensees deliver, distribute, or sell digital literature including audioBooks or electronic Books.

(f) Use so-called "kiosks" to distribute, market and promote Digital Literature Products, including, without limitation, by allowing a copy of a Digital Literature Product to be transferred to personal devices;

(g) Use and authorize others to make non-permanent copies of Digital Literature Products to be distributed as so-called "conditional" downloads, whether tethered to a device, time-limited, use-limited or otherwise;

(h) Make available and authorize others to make available non-permanent copies of Digital Literature Products, and within physical brick-and-mortar stores owned or operated by the Company or its Licensees;

(i) Allow and authorize others to allow limited sharing of Digital Literature Product between existing and potential customers for promotional purposes;

(j) Use and distribute Copyright Management Information as embodied in Digital Literature Products;

(k) Display and electronically fulfill and deliver Authorized Artwork used in connection with Authored Works for personal use, solely in conjunction with the applicable Digital Literature Product;

(l) Use Authored Works, Authorized Artwork, and metadata as may be reasonably necessary or desirable for us to exercise our rights under this Agreement;

(m) Authorize Licensees to remove or modify the cover artwork, metadata and product description you provide for your Digital Literature Products for any reason without notification.

(n) Make necessary changes to this agreement to comply with Licensees' rules and regulations not mentioned above; and

(o) Authorize our Licensees to perform any one or more of the activities specified above.

3. Term:

The term of this Agreement will commence on the date of this Agreement (the “Effective Date”) and will continue for the Author’s life plus seventy (70) years.

4. Payments

For Digital Literature Products that the Company sells or that is resold through the Company’s distribution partner network Licensees (including iBooks, Amazon, and other partners), the Company will be paid the first $25,000.00 of sales, including the net wholesale price that the Company receives from Licensees for the sale or other licensed uses of the Digital Literature Products ("License Fee") net of Sales Tax.  Thereafter, the Parties will split 50/50 all royalties and payments that are received on the Digital Literature Products.

5. Our Obligations:

The Company will obtain and pay for any and all clearances or licenses required in the Territory (or any portion thereof) for the use of Authored Works, and Authorized Artwork and metadata as intended by this Agreement. Specifically, and without limiting the generality of the foregoing, the Company will be responsible for and shall pay (I) any royalties and other sums due to writers, authors, co-authors, artists, copyright owners and co-owners, publishers and any other publishing royalty participants from sales or other uses of Digital Literature Products, (ii) all payments that may be required under any collective bargaining agreements applicable to you or any third party, and (iii) any other royalties, fees and/or sums payable with respect to Authored Works, and Authorized Artwork, metadata or other materials provided by you to us.

6. Names and Likenesses; Promotional Use and Opportunities:

(a) Names and Likenesses. You hereby grant to us, during the Term, the right to use and to authorize our Licensees to use the names and approved likenesses of, and biographical material concerning you in any marketing materials for the sale, promotion and advertising of the applicable Digital Literature Product, which is offered for sale or other use under the terms of this Agreement.

(b) Promotion. You hereby grant to us and our Licensees the right to market, promote and advertise the Digital Literature Products as available for purchase or license, as we and they determine in our and their discretion.

7. Ownership:

Subject to our rights hereunder or under any prior agreement between you and us, as between you and us, all right, title and interest in and to (i) Authored Works and Authorized Artwork, (ii) the Digital Literature Products, (iii) the Samples, (iv) all copyrights and equivalent rights embodied therein, and (v) all materials furnished by Author, will belong to Author.

8. Mutual Representations and Warranties. Each party represents and warrants to the other that it:

(a) is authorized to enter into this Agreement on the terms and conditions set forth herein.

(b) will not act in any manner that conflicts or interferes with any existing commitment or obligation of the other party, and that no agreement previously entered into by the party will interfere with the performance of its obligations under this Agreement.

(c) shall perform its obligations hereunder in full compliance with any applicable laws, rules, and regulations of any governmental authority having jurisdiction over such performance.

9. General Provisions:

(a) Relationship of the Parties. The parties hereto agree and acknowledge that the relationship between them is that of independent contractors. This Agreement shall not be deemed to create an agency, partnership or joint venture, and neither party is the other's agent, partner, or employee.

(b) Entire Agreement. This Agreement contains the entire understanding of the parties relating to the subject matter hereof.

(c) Binding Effect. This Agreement will be binding on the assigns, heirs, executors, affiliates, agents, personal representatives, administrators, and successors (whether through merger, operation of law, or otherwise) of each of the parties.

(d) Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes on the delivery date.

(e) Governing Law. This Agreement will be governed and interpreted in accordance with the laws of the State of Florida applicable to agreements entered into and to be wholly performed in Florida, without regard to conflict of laws principles.

(f) Rights Cumulative. To the extent permitted by applicable law, the rights and remedies of the parties provided under this Agreement are cumulative and are in addition to any other rights and remedies of the parties at law or equity.

(g) Headings. The titles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their authorized successors and permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any person or entity, other than the parties hereto and their authorized successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) Assignment. The Company may assign its rights and obligations under this Agreement at any time to any party. You may not assign your rights and/or obligations under this Agreement without obtaining The Company's prior written consent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SATYA EPUBLISHING, INC.

By: /s/ Patricia Posner
            Patricia Posner, President

AUTHOR:

By: /s/ Gerald Posner
            Gerald Posner